INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 573863 107

NUMBER

SHARES

MARWYNN HOLDINGS, INC.

THIS CERTIFIES THAT

SPECIMEN

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $0.001 EACH OF

MARWYNN HOLDINGS, INC., transferable on the books of the corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

YIN YAN - PRESIDENT

ZHIFEN ZHOU - SECRETARY

MARWYNN HOLDINGS, INC.
CORPORATE
Seal
NEVADA

Countersigned & Registered:

By ____________
Authorized Signature - Direct Transfer
Raleigh, NC • (919) 481-4000